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                                                                 Exhibit h(1)(d)

                                 AMENDMENT NO. 3
                                       TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment No. 3 (the "Amendment") to the Transfer Agency and Service Agreement (the "Agreement") is made this 14/th/ day of December, 2001 by and between A I M ADVISORS, INC., a Delaware Corporation (the "Administrator"),
A I M FUND SERVICES, INC., a Delaware corporation ("AFS") and SHORT-TERM INVESTMENTS CO., a Maryland corporation (the "Company") with respect to its Cash Assets Portfolio (the "Portfolio").

WHEREAS, the Administrative Services Agreement between the Administrator and the Company on behalf of the Portfolio (the "Administrative Services Agreement") provides, in part, for the assumption by the Administrator of all Ordinary Business Expenses, as defined in that agreement, that would otherwise be incurred by the Portfolio under the Administrative Services Agreement; and

WHEREAS, Article 2 of the Transfer Agency Agreement provides that the Company on behalf of its portfolios shall pay certain fees and expenses to AFS.

NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1. Notwithstanding anything to the contrary in Article 2 of the Agreement or in any other written agreement between the Company and AFS adopted pursuant to Article 2 of the Agreement, any fees or expenses payable by the Company on behalf of the Portfolio to AFS pursuant to Article 2 of the Agreement or such other written agreement shall be paid by, and shall be the direct obligation of, the Administrator, and AFS agrees to hold to the Administrator solely responsible for payment of such fees and expenses.

2. As between the Administrator and the Company on behalf of the Portfolio, the Company agrees to reimburse the Administrator for any payments made by the Administrator to AFS pursuant to the preceding paragraph that would not constitute Ordinary Business Expenses, as defined in the Administrative Services Agreement, of the Portfolio.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                         A I M ADVISORS, INC.

Attest: /s/ LISA A. MOSS                 By: /s/ CAROL F. RELIHAN
        ------------------------             --------------------------
        Assistant Secretary                  Carol F. Relihan
                                             Senior Vice President

(SEAL

                                         SHORT-TERM INVESTMENTS CO.
                                         on behalf of Cash Assets Portfolio

Attest: /s/ LISA A. MOSS                 By: /s/ CAROL F. RELIHAN
        ------------------------             -----------------------------------
        Assistant Secretary                  Carol F. Relihan
                                             Senior Vice President

(SEAL)

                                         A I M FUND SERVICES, INC.

Attest: /s/ LISA A. MOSS                 By: /s/ CAROL F. RELIHAN
        ------------------------             ----------------------------------
        Assistant Secretary                  Carol F. Relihan
                                             Vice President

(SEAL)

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